Exhibit 10.1

EXECUTION

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into by and between ProKidney Corp., a Cayman Islands exempted company (“Purchaser”) and 73 BCI 2 LLC, a North Carolina limited liability company (“Seller”).

1.
SALE OF PROPERTY

1.1
Upon the terms and conditions hereinafter set forth, and in consideration of the mutual covenants, agreements and undertakings set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller that certain real property consisting of approximately 22.881 acres of land and the building structure thereon consisting of approximately 210,600 square feet, all located at 7901 Indlea Point in the City of Greensboro, Guilford County, North Carolina, and also being identified as Guilford County Parcel ID Number 168016 (the “Site”), including all of the following described property (collectively, the “Property”):

(a)
All of Seller’s right, title, interest and obligations in, to and under the real property located at the Site and being more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference, together with all rights, easements, and appurtenances pertaining to such real property (the “Land”);

(b)
All improvements, structures and fixtures currently or hereafter placed, constructed or installed on the Land (collectively the “Improvements”);

(c)
All mechanical systems and the fixtures and equipment related thereto comprising part of or attached to or located upon the Improvements or the Property, including, but not limited to, electrical systems, plumbing systems, heating systems, and air conditioning systems and all equipment and machinery, supplies, signs, spare parts, and other tangible personal property and equipment used in the operation of the Improvements or installed, located or situated on the Property as of the Effective Date, including without limitation those items listed on EXHIBIT J (collectively, the “Personal Property”);

(d)
Seller’s interest in all (i) management agreements, (ii) maintenance, repair, service and pest control contracts (including but not limited to janitorial and landscaping agreements), and (iii) all other contracts pursuant to which services or goods are provided to the Property (collectively, the “Service Contracts”) as the same are listed in EXHIBIT B; provided Purchaser shall be obligated at Closing to purchase only those Service Contracts which are Continuing Contracts pursuant to Section 3.6 hereof.

(e)
Seller’s interest in all warranties, guaranties and bonds relating to the Land, the Improvements or the Personal Property, to the extent same are assignable, and all site plans, surveys, plans and specifications (to the extent Seller owns and has rights to transfer such property) (collectively, the “Intangible Property”).

2.
PURCHASE PRICE

2.1
Subject to the terms and provisions of this Section 2.1 and the adjustments and apportionments set forth herein, the purchase price (the “Purchase Price”) for the Property shall be TWENTY-FIVE MILLION, SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS

($25,750,000.00), payable at Closing (as hereinafter defined) in certified funds or by wire transfer.

2.2
This Agreement shall be effective on the date (the “Effective Date”) on which the last of

Seller and Purchaser has executed this Agreement and delivered the same to the other party. Within five

(5) business days after the Effective Date, Purchaser will deposit with Old Republic National Title Insurance Company (the “Title Company”) an earnest money deposit in the amount TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) (“Initial Deposit”). Within three (3) business days following the expiration of the Incentives Period, Purchaser will deposit with the Title Company an additional earnest money deposit in the amount of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) (“Additional Deposit;” the Initial Deposit and the Additional Deposit are collectively referred to herein as the “Deposit”). The Deposit shall be placed in an interest bearing account of the Title Company and shall be released pursuant to the provisions of this Agreement. Interest earned on the Deposit shall accrue and shall be deemed a portion of the Deposit.

2.3
Unless this Agreement terminates on or before expiration of the Inspection Period in accordance with Article 3 below, the Deposit shall become non-refundable to Purchaser effective upon the expiration of the Inspection Period and, subject to the provisions of Article 12 hereof, shall constitute liquidated damages to Seller if Closing does not occur for any reason other than (i) a Seller’s default under this Agreement or (ii) any other reason specifically entitling Purchaser to a refund of the Deposit pursuant to the express terms of Section 2.4 or any other express terms of this Agreement.

2.4
Upon closing of this transaction, the Deposit shall be credited against the Purchase Price. In the event this transaction fails to close as a result of Seller’s default under Section 12.2, the failure of any condition precedent to Purchaser’s obligations set forth in Article 5, termination pursuant to Article 3 or Purchaser’s termination pursuant to Article 13, the Deposit shall immediately be returned to Purchaser, and the Purchaser shall have all of the remedies provided to it under Section 12.2 to the extent applicable. In the event of Purchaser’s default constituting or resulting in Purchaser’s failure to close, and if such default is not cured within ten (10) days from written notice thereof from Seller to Purchaser, then Title Company shall immediately deliver the Deposit to Seller and retention of the Deposit by Seller shall be Seller’s sole and exclusive remedy.

2.5
In the event of a termination of this Agreement for any reason, Seller shall receive a check from Purchaser in the amount of TEN AND NO/100 DOLLARS ($10.00) (the “Independent Contract Consideration”), which amount the Seller and Purchaser hereby acknowledge and agree has been bargained for and agreed to in consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, and is non-refundable in all events.

3.
SURVEY, TITLE COMMITMENT, INSPECTIONS, & INCENTIVES

3.1
Purchaser may obtain, at Purchaser’s sole cost and expense a current title commitment (the “Title Commitment”) issued by the Title Company for an ALTA Owner’s Title Policy with extended coverage showing the state of the title to the Property which would appear in an ALTA Owner’s Title Policy, if issued, accompanied by true, correct and legible copies of all recorded instruments affecting title, and committing to issue such ALTA Owner’s Title Policy to Purchaser in the full amount of the Purchase Price. Further, Purchaser, at its sole cost and expense, may receive a survey of the Property. Purchaser may notify Seller in writing (the “Title Objection Notice”) of all title matters or matters of survey to which Purchaser objects, not less than five (5) days prior to the expiration of the Inspection Period (such date, the “Title Objection Date”). Purchaser shall cause the matters listed in the Title Objection Notice to be set forth with a description in reasonable detail of the correction sought. Seller shall, within not more than three (3) business days of receiving such Title Objection Notice, notify Purchaser in writing whether Seller elects, at Seller’s expense, to correct prior to Closing any items that Purchaser determines to be unacceptable with regard to the Property. If Seller does not make or agree to make such correction on or before the expiration of such three (3) day period, Seller shall be deemed to have elected not to make such correction, and if this Agreement is not terminated upon or prior to the expiration of the Inspection Period,

then Purchaser’s objections to such items shall be deemed waived by the Purchaser upon the expiration of the Inspection Period. If this Agreement is terminated upon or prior to the expiration of the Inspection Period, the Deposit shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder. If Seller agrees to make such corrections prior to Closing but is unable to do so, Purchaser shall have the following options: (i) to accept conveyance of the Property subject to the Permitted Exceptions, specifically including any matter (other than a Voluntary Lien) objected to by Purchaser which Seller is unwilling or unable to cure (and such matter(s) shall thereafter be deemed to be a Permitted Exception), without reduction of the Purchase Price, or (ii) to terminate this Agreement. If Purchaser chooses to terminate this Agreement pursuant to this section, the Deposit shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder except where this Agreement specifically provides that a right, obligation, or liability shall survive the expiration or termination of this Agreement. As used herein, “Permitted Exceptions” shall mean the lien for ad valorem real estate taxes on the Property for the year in which the Closing occurs and subsequent years, any other matters that are shown on the Title Commitment or Survey and not objected to by Purchaser in the Title Objection Notice, or otherwise waived by Purchaser pursuant to this Section 3.1. Notwithstanding anything herein to the contrary, Seller, prior to or at Closing shall remove any and all mortgages, deeds of trust, UCC Financing Statements and other monetary liens and encumbrances placed of record by Seller or as a result of Seller’s action or inaction and relating to the Property (“Voluntary Liens”), and Purchaser shall have no obligation to give Seller any notice of objection with respect to any Voluntary Liens.

3.2
Within three (3) business days after the Effective Date, Seller shall, at Seller’s sole cost and expense, furnish Purchaser with complete copies of the following (to the extent same are in Seller’s possession or control) (collectively, the “Due Diligence Documents”):

(a)
A copy of Seller’s title insurance policy and any lender title insurance policy;

(b)
All environmental studies and reports regarding the Property (e.g. soil borings, underground or above ground storage tanks, etc.);

(c)
Any survey of the Property that has been produced for Seller or Seller’s lender and any floor or site plans for the Property;

(d)
Any copies of “as built” architectural and engineering property plans, including any building systems summary indicated electrical, plumbing, HVAC, utility company, and fire protections;

(e)
All soils reports concerning the Property;

(f)
All permits, licenses and approvals for the Property, the current improvements located thereon, and any contemplated future improvements, including without limitation, building permits, special permits, variances and other evidence of zoning relief or certificate of occupancy, together with any inspection reports or other documentation created in connection with the application for or issuance of such permits, licenses and approvals;

(g)
Certified, complete, executed copies of any current or proposed leases or other agreement granting occupancy rights with respect to the Property to any person or entity;

(h)
Any notices from any government agency giving notice of any condition or use of the Property not in conformance with law or regulations;

(i)
Any maintenance or management contracts existing with respect to the Property;

and,

(j)
Reports of insurance carriers insuring the Property, and each portion thereof, respecting the claims history of the Property.

In addition, during the term of this Agreement, Seller shall promptly provide Purchaser with such additional information concerning the Property as Purchaser may reasonably request, to the extent the same is in Seller’s possession or control.

Seller makes no representations or warranties to the accuracy or completeness of the Due Diligence Documents. It is the parties’ express understanding and agreement that such materials are provided only for Purchaser’s convenience in making its own examination and determination as to whether it wishes to purchase the Property, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it shall rely on its own independently developed or verified information.

Purchaser shall have the period ending at 6:00 p.m. (local time at the Property) on the date that is forty-five

(45) days following the Effective Date (the “Inspection Period”), to physically inspect the Property, review economic data and market conditions, conduct appraisals, make inquiry of governmental officials, perform examinations of the physical condition of the Improvements, examine the Real Property for the presence of Hazardous Materials, and to otherwise conduct such due diligence and underwriting as Purchaser, in its sole and absolute discretion, deems appropriate, subject to the terms hereof. This Agreement shall terminate unless, before 6:00 p.m. on the last day of the Inspection Period (the “Inspection Period Notice Deadline”), Purchaser gives Seller written notice (the “Inspection Period Notice”) that Purchaser, in its absolute and unreviewable discretion, elects to proceed with the purchase of the Property subject to the provisions hereof relating to the Incentives Period Notice and otherwise subject to and in accordance with the terms of this Agreement. In addition, at any time before the Inspection Period Notice Deadline, Purchaser may, in its absolute and unreviewable discretion, terminate this Agreement by giving written notice thereof to Seller (the “Termination Notice”). In the event that either: (a) Purchaser gives a Termination Notice before the Inspection Period Notice Deadline, or (b) Purchaser does not give a Termination Notice but fails to give the Inspection Period Notice before the Inspection Period Notice Deadline, this Agreement shall automatically terminate, the Deposit promptly shall be returned to Purchaser, and Seller and Purchaser shall have no further obligations or liabilities to each other hereunder except where this Agreement specifically provides that a right, obligation, or liability shall survive the expiration or termination of this Agreement.

3.3
If this Agreement is terminated pursuant to this Article 3 or Purchaser fails to purchase the Property due to a default by Purchaser hereunder, Purchaser shall return to Seller or destroy the Due Diligence Documents.

3.4
Purchaser may, at any time from and after the Effective Date, personally or through others make such inspections, tests and investigations of the Property as Purchaser deems necessary or advisable with respect to the Property (collectively, the “Investigations”), including without limitation, access, utility services, zoning, engineering and soils and environmental conditions (the “Inspection Condition”). The Inspection Condition must be satisfied or waived by the end of the Inspection Period. Notwithstanding any of the foregoing to the contrary, Purchaser shall not be entitled to conduct any environmental investigations on the Property beyond a Phase I environmental site assessment without the Seller’s express written consent, which consent may be withheld in the Seller’s sole discretion. For purposes of the Investigations, Seller shall give those persons inspecting the Property at Purchaser’s request reasonable access to the Property. The cost of the Investigations shall be borne solely by Purchaser. The Purchaser agrees to (i) indemnify, defend and hold the Seller and its affiliates, subsidiaries, agents, employees and representatives, harmless from and against any injury, loss, damage and expense (including reasonable attorneys' fees and expenses) incurred by or asserted against the Seller and caused directly or indirectly by the entry onto the Property and the inspection, examination, testing and investigation of the Property by the Purchaser and the Purchaser's employees, agents and contractors and other undertakings of the Purchaser and the Purchaser's employees, agents and contractors under this Agreement, except to the extent caused by Seller’s gross negligence or willful misconduct, and (ii) restore the Property to the condition in which it existed immediately prior to the Purchaser's entry thereon, reasonable wear and tear excepted. This section shall survive the delivery of the Deed and/or any termination of this Agreement. The indemnities contained in this Section 3.4 shall survive the Closing or the earlier termination of this Agreement. The right of access to the Property granted hereby shall in no way be construed as giving the Purchaser possession of or any legal or equitable title to the Property prior to the Closing.

Before any entry upon the Property, the Purchaser shall, at the Purchaser's expense, provide and maintain, or cause the Purchaser's contractors to provide and maintain, workers' compensation insurance, to the extent required under the workers' compensation law of the jurisdiction in which the Property is located, and commercial general liability insurance, all in form and with coverage limits reasonably satisfactory to the Seller and with insurance companies authorized to do business in the jurisdiction in which the Property is located. The Purchaser's commercial general liability insurance shall specifically extend to and include the indemnity agreement set forth herein. Prior to the commencement of entry by the Purchaser, the Purchaser shall furnish sufficient certificates of such insurance to the Seller, which certificates shall provide that such insurance shall not be canceled or changed until at least thirty (30) calendar days' prior written notice is given to the Seller and shall name the Seller as an additional insured thereunder.

3.5
Purchaser intends to pursue certain state and local development incentives (the “Incentives”) in connection with the purchase of the Property: the Incentives form a major part of Purchaser’s decision-making with respect to the viability of the transaction contemplated by this Agreement and the transaction would become impossible or commercially impractical if the Incentives are not awarded in connection with the transaction contemplated by this Agreement. Seller agrees, at no cost to Seller, to cooperate with Purchaser’s efforts to obtain the Incentives. This Agreement shall terminate unless, before 6:00 p.m. on the last day of the Incentives Period (the “Incentives Period Notice Deadline”), Purchaser gives Seller written notice (the “Incentives Period Notice”) that Purchaser, in its absolute and unreviewable discretion, elects to proceed with the purchase of the Property subject to and in accordance with the terms of this Agreement. In addition, at any time before the Incentives Period Notice Deadline, Purchaser may, in its absolute and unreviewable discretion, terminate this Agreement by giving written notice thereof to Seller (the “Incentives Termination Notice”). In the event that either: (a) Purchaser gives a Termination Notice before the Incentives Period Notice Deadline, or (b) Purchaser does not give a Termination Notice but fails to give the Incentives Period Notice before the Incentives Period Notice Deadline, this Agreement shall automatically terminate, and the Deposit shall be returned to Purchaser, and thereafter neither party shall have any rights or obligations hereunder except where this Agreement specifically provides that a right, obligation, or liability shall survive the expiration or termination of this Agreement. The period between the date hereof and that date that is sixty (60) days following the date hereof being referred to herein as the “Incentives Period.” If this Agreement has not terminated prior to the expiration of the Incentives Period, the Deposit shall be non-refundable to Purchaser and deemed earned by Seller, except in the event of a Seller default hereunder or as otherwise set forth in this Agreement.

3.6
Prior to the Inspection Period Notice Deadline, Purchaser shall notify Seller of which Contracts, if any, Purchaser wishes to have assigned to it at the Closing (any such contracts, the “Continuing Contracts”). Any Contract as to which Purchaser does not send such notice shall be terminated by Seller on or prior to the Closing Date at no cost to Purchaser. Notwithstanding the foregoing, in all events, all management and leasing agreements shall be terminated on or before the Closing at no cost or liability to Purchaser.

4.
REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1
Seller represents and warrants to Purchaser as follows (which representations and warranties shall be true and correct as of the Effective Date and as of the date of the Closing):

(a)
Seller is duly organized and legally existing under the laws of the State of North Carolina, is duly authorized to do business in the state of North Carolina, has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to carry out all of its terms, none of which will result in any breach or constitute default under any agreement or other instrument to which Seller is a party or by which Seller or the Property might be bound;

(b)
To Seller’s Knowledge (as defined below), there are no existing or pending litigation actions, or claims, with respect to any aspect of the Property nor, to Seller’s knowledge, have any such actions, suits, proceedings or claims been threatened or asserted;

(c)
Seller has not entered into any, and Seller has no knowledge of, any unrecorded leases, rental agreements, license agreements or other occupancy agreements which affect the Property as of the date hereof or which will affect the Property after Closing;

(d)
Seller is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”), Sections 1445 and 7701; Seller is not, and will not be, a person with whom Purchaser is restricted from doing business under anti-terrorism laws; and Seller has no employees;

(e)
From and after the Effective Date, Seller shall not enter into any Service Contracts or leases which shall be binding on Purchaser or the Property after Closing without the prior written approval of Purchaser;

(f)
Seller shall from the Effective Date continue to maintain, operate and manage the Property in the same manner that it has heretofore maintained and operated the Property;

(g)
Seller hereby agrees that from the Effective Date until Closing it will maintain in force, fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property occurring on the Property in such amounts as is maintained by Seller on the Effective Date;

(h)
Seller shall not convey or voluntarily encumber the Property or any interest therein or any part thereof, or contract to do so, including the granting or recording of any easements, covenants, restrictions, declarations or other matters affecting title to the Property, without the prior written consent of Purchaser;

(i)
Lease Brokerage. There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property, whether now or in the future. No brokerage or similar fee is due or unpaid by the Seller with respect to the Property;

(j)
Contracts. Exhibit B sets forth a complete and accurate list of the Service Contracts entered into by Seller. Seller has no knowledge of any other contracts for the provision of services to the Property that would not be terminated as of the date of Closing other than as provided on Exhibit B. Seller has given Purchaser true and complete copies of the Service Contracts. To Seller’s knowledge, the

Service Contracts are in full force and effect and neither Seller nor any other party is in default in any material respect under any Service Contract;

(k)
Warranties and Related Matters.

(A)
Attached hereto as Exhibit K is a true, complete, correct and complete list of all warranties or guaranties related to the Property to the knowledge of Seller and all amendments and modifications thereto (collectively, the "Warranties"). True and correct copies of all of the

Warranties have been delivered to Purchaser. To Seller’s knowledge, the Warranties are in full force and effect and, if requested by Purchaser, Seller shall, at Closing, execute and deliver any reasonable documentation required to transfer the benefit of the Warranties to Purchaser, provided (i) the acknowledgment of such transfer by the issuer shall not be a condition of Closing, and (ii) Purchaser shall pay any fee or other cost required to cause such transfer;

(B)
To Seller’s knowledge, Seller has not received written notice from any governmental authority alleging that the Property is in violation in any material respects with any Legal Requirements, which remains outstanding and uncured.

(C)
Seller has not received any written notice from any insurance company, insurance rating organization or Board of Fire Underwriters requiring any alterations, improvements or changes at the Property, or any portion thereof, which remains outstanding and uncured; and

(D)
To the Seller’s knowledge, the Seller has not failed to deliver to Purchaser a true and complete copy of each of the Due Diligence Documents.

(l)
Litigation and Other Proceedings.

(A)
To Seller’s knowledge, no condemnation or eminent domain proceedings are pending or threatened against the Property or any part thereof, and the Seller has not made any commitments to or received any written notice of the desire of any public authority or other entity to take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes;

(B)
To Seller’s knowledge, there are no pending or threatened, judicial or administrative proceedings or investigations affecting or relating to the use, operation or ownership of the Property;

(m)
Taxes. To Seller’s knowledge, there are no tax refund proceedings relating to the Property which are currently pending. Seller has received no written notice from the applicable municipal taxing authority (i) of any special taxes or assessments to be levied against the Property or (ii) of any change in the tax assessment of the Property;

(n)
No Preemptive Rights. The Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property;

(o)
All sums payable by reason of any materials or labor furnished with respect to the Property have been, or in the ordinary course of business prior to Closing will be, paid in full, and Seller has no knowledge of any unresolved disputes in connection therewith;

As used in this Article 4, the terms “Knowledge”, “Seller’s Knowledge” or similar reference (regardless of capitalization) shall mean those matters which are actually, consciously known by Arthur L.

Samet and John Collett, who are the Managers of Seller and who have been involved in the acquisition and development of the Property since Seller acquired the Property without independent investigation or inquiry. There shall be no personal liability on the part of any individual(s) named above arising out of any representations or warranties made herein or otherwise. Seller shall indemnify Purchaser, its successors and assigns, against, and shall hold Purchaser, its successors and assigns, harmless from, any costs, expenses, or actual damages, including reasonable attorneys’ fees, which Purchaser may incur because of any breach of the representations and warranties herein contained, subject to the terms of this Section. The representations and warranties set forth in Article 4 shall survive Closing for a period of six (6) months only. In the event Purchaser has not given notice to Seller of a claim based on breach of a representation or warranty or covenant set forth in this Agreement within six (6) months after the Closing Date, Purchaser agrees that Seller shall be fully released and discharged from any liability whatsoever arising out of the representations, warranties and covenants set forth in this Agreement. In the event that Purchaser determines prior to the consummation of the sale of the Property that any representation or warranty of Seller is untrue or incorrect, Purchaser shall have the right, as its sole and exclusive remedy, to either terminate this Agreement and obtain a refund of the Deposit, or, alternatively, to close and take title to the Property subject to the truth of applicable matter, in which case Purchaser shall be deemed to have waived any claim against Seller based on the representation or warranty being untrue; provided, in the event Seller knew the underlying facts set forth in the any of the above representations and warranties to be untrue when given, then Purchaser shall have the remedies set forth herein for default by Seller. Purchaser shall not have the right to bring a cause of action for a breach of a representation, warranty or covenant unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $25,000.00 (the “Basket”), in which event the full amount of such claim may be made. Notwithstanding any other provision of this Agreement or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, Purchaser agrees that any liability of Seller to Purchaser will be limited to $350,000.00 (the “Cap”).

4.2
Purchaser represents and warrants to Seller as follows (which representations and warranties shall be true and correct as of the Effective Date and as of the date of Closing):

(a)
Purchaser has duly and validly authorized and executed this Agreement. This Agreement is enforceable against Purchaser in accordance with all of its terms.

(b)
The execution and delivery by Purchaser and consummation of transactions provided for herein (i) will be pursuant to proper legal authority of Purchaser’s entity as to the transactions provided for herein, (ii) will not violate the organizational documents of Purchaser, and (iii) do not contravene any existing governmental requirement applicable to or binding on Purchaser or any of its property.

(c)
Purchaser is not, and will not be, a person with whom Seller is restricted from doing business under anti-terrorism laws.

(d)
The Purchaser acknowledges and agrees that, except as expressly set forth in this Agreement or the Deed (as hereinafter defined):

(i)
the Purchaser is purchasing the Property "AS IS, WHERE IS," with all faults and existing defects (either latent or patent) and in its condition (environmental and otherwise) at Closing.

(ii)
the Seller has not made and does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the value, nature, quality or condition of the Property, including, without limitation, the water, soil and geology thereof, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all operations, activities and uses which the Purchaser or anyone else may now or hereafter conduct thereon, (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, environmental protection, pollution, zoning or land use, (e) the presence or existence in, on or under the Property of any hazardous substances, hazardous wastes, asbestos containing materials or any other substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any laws, rules, ordinances or regulations of any applicable governmental authority or body or common law, (f) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property, (g) the manner or quality of the construction or materials, if any incorporated into the Property, (h) the manner, quality, state of repair or lack of repair of the Property, or (i) any other matter with respect to the Property.

(iii)
in entering into this Agreement, the Purchaser has not been induced by, and has not relied upon, any representations, warranties or statements, whether express or implied, made by the Seller or any agent, employee or other representative of the Seller or by any broker or any other person representing or purporting to represent the Seller, which are not expressly set forth herein. Instead, the Purchaser's decision to purchase the Property shall be based solely upon the Purchaser's own examination and inspection of the Property.

(iv)
any information regarding the Property which is provided to the Purchaser shall be for informational purposes only, the Seller has not made any independent investigation or verification of such information and the Seller makes no representation or warranty, either express or implied, with respect to the completeness or accuracy of any such information furnished or made available to the Purchaser or otherwise obtained by the Purchaser from any source.

(v)
Seller shall not be liable for, or be bound by, any verbal or written statements, representations, information pertaining to the Property furnished by any real estate broker, agent, employee, servant or any other person unless the same are specifically set forth in writing in this Agreement. All information and documentation relating to the Property that have been provided or that may be provided to Purchaser during the course of Purchaser’s due diligence investigation of the Property have been maintained by Seller in the ordinary course of Seller’s business and Purchaser acknowledges and agrees that, except as is otherwise expressly provided for in this Agreement, such information and documentation is provided without warranty of any kind, including as to the accuracy, validity, or completeness of any such information or documentation.

(e)
The provisions of this Section 4.2(c) shall survive Closing.

4.3
Purchaser shall indemnify Seller, its successors and assigns, against, and shall hold Seller, its successors and assigns, harmless from, any costs, expenses, or actual damages, including reasonable attorneys’ fees, which Seller may incur because of any breach of the representations and warranties herein contained, subject to Section 9.1 hereof.

5.
CONDITIONS

5.1
The obligations of Purchaser to consummate the transaction contemplated hereby are subject to the following conditions which, if not fulfilled by Closing or as otherwise provided herein, shall entitle Purchaser, at its option, to terminate the Agreement:

(a)
The transactions contemplated under this Agreement to be effected on the Closing Date shall not be restrained or prohibited by any injunction or order or judgment rendered by any court or other governmental agency of competent jurisdiction because of the bankruptcy of Seller and no proceeding shall have been instituted and be pending in which any creditor of Seller or any other person seeks to restrain such transactions or otherwise to attach any of the Property, provided that any such proceeding or action contemplated by this Section 5.1(a) shall not be brought by, through or under the Purchaser;

(b)
No change shall have occurred, without Purchaser’s written consent, in the state of title matters disclosed in the Title Commitment or the survey and no material and adverse change shall have occurred to any of the Property; provided, Seller shall have the option to cure any such changes to Purchaser’s satisfaction prior to the Closing Date;

(c)
The Seller has timely complied with its obligations hereunder (including all obligations to be performed at Closing);

(d)
On the Closing Date, all warranties and representations made by Seller herein are and remain true, complete, and accurate in all material respects;

(e)
On the Closing Date, title to the Property shall be conveyed to Purchaser subject only to the Permitted Exceptions;

(f)
On the Closing Date, (i) the Property shall be in the same condition that it is in as of the end of the Inspection Period, reasonable wear and tear excepted, and free from tenants and occupants;

(ii) there shall be no judicial or administrative or condemnation proceeding pending or threatened concerning the Property that was not disclosed in writing to Purchaser before the date that is 10 days prior to the end of the Inspection Period; (iii) the Property shall be free and clear of: (y) any management or leasing agreements and any other Contracts other than any Continuing Contracts; and (z) any collective bargaining or employment agreements; and

(g)
Seller shall have obtained a temporary or permanent certificate of occupancy for the Building.

5.2
The obligations of Seller to consummate the transaction contemplated hereby are subject to the following conditions which, if not fulfilled by Closing or as otherwise provided herein, shall entitle Seller, at its option, to terminate the Agreement:

(a)
The Purchaser has timely complied in all material respects with its obligations hereunder (including all obligations to be performed at Closing);

(b)
All warranties and representations made by Purchaser herein are and remain truthful in all material respects;

(c)
Seller shall receive the Purchase Price at Closing.

5.3
During the term of this Agreement, Seller shall not enter into any new contracts concerning the Property (“Contracts”) or material modifications, renewals or terminations of any existing Contracts that would impose any obligations on Purchaser or on the Property after Closing, without the written consent of Purchaser, which consent may be granted or denied in Purchaser’s sole discretion.

5.4
Seller shall not, without Purchaser’s prior written approval, (i) make any material alterations or additions to the Property, except as may be required by law or as may reasonably be required for the prudent repair and maintenance of the Property, (ii) change or attempt to change (or consent to any change in) the zoning or other Legal Requirements applicable to the Property, or (iii) cancel, amend or modify in any material respect any Permit.

5.5
At all times prior to Closing, Seller shall: (i) insure the Improvements at 100% of replacement cost, and maintain liability and other insurance in accordance with generally prevailing industry standards; (ii) not sell or further encumber the Property or any interest therein or enter into any agreement relating thereto, and (iii) promptly give Purchaser a reasonably detailed written notice of: (1) any fire, flood or other material adverse change with respect to the Property of which Seller obtains actual knowledge; (2) any actual or proposed condemnation (or proceeding in lieu thereof) of which Seller obtains actual knowledge; (3) any written notice received by Seller claiming that the Property or the use and operation thereof fails to comply with any Legal Requirements; and (4) any written notice received by Seller concerning any pending or threatened litigation or administrative proceeding affecting the Property which would prohibit or materially interfere with Seller’s ability to consummate the sale of the Property to Purchaser hereunder. If Seller becomes aware during the term of this Agreement of any matters that render any of its representations or warranties untrue, Seller shall promptly disclose such matters to Purchaser in writing.

6.
CLOSING

6.1
Except as otherwise provided herein, the closing of the transaction contemplated herein shall be held on or before fifteen (15) days following the expiration of the Incentives Period, unless the date of closing is extended as mutually agreed in writing by the parties (the “Closing Date” or the “Closing”). To the extent possible, the Closing shall be conducted without personal attendance of the parties, but through an exchange of documents and funds in escrow with Title Company. If closing without personal attendance is not possible, the Closing shall be conducted at the offices of the Title Company or the attorney designated by the Title Company or at such other location as may be acceptable to Seller and Purchaser.

(a)
At the Closing, the Seller shall deliver to Purchaser the items specified herein and the following documents and instruments, duly executed and acknowledged:

(i)
A Special Warranty Deed, in the form attached hereto as EXHIBIT C, for the Land dated as of the Closing Date, conveying the Land and the Improvements relating to the Land to Purchaser or its permitted assignee, free and clear of all liens, and encumbrances which are not Permitted Exceptions to title;

(ii)
A Bill of Sale, Blanket Conveyance and Assignment in the form attached hereto as Exhibit F;

(iii)
The Representation Update certificate in the form attached hereto as Exhibit H;

(iv)
The Notice of Right of First Offer in the form attached hereto as Exhibit E.

(v)
An executed settlement statement, in form reasonably acceptable to Purchaser and Seller;

(vi)
A resolution signed by each of the members and managers of Seller authorizing the transaction set forth in this Agreement and authorizing the managers to execute the documents required by this Agreement;

(vii)
An executed certificate with respect to Seller’s non-foreign status sufficient to comply with the requirements of Section 1445 of the Internal Revenue Code, and all regulations applicable thereto;

(viii)
An executed copy of Internal Revenue Service Form 1099 as required by the Tax Reform Act of 1986, and all regulations applicable thereto;

(ix)
Such affidavit on NCLTA form with respect to mechanic’s or materialmen’s liens;

(x)
Seller’s affidavit, executed and acknowledged, to the effect that to the Seller’s actual knowledge there are no tenants, occupants, or other third parties in possession of the Property or having any right to possession of the Property under any unrecorded leases;

(xi)
All keys in Seller’s possession or control to all locks on the Improvements;

(xii)
Originals of any Service Contracts that Purchaser has elected to assume, or if originals are not in Seller’s possession or control, copies thereof;

(xiii)
A gap indemnity affidavit in a form reasonably acceptable to Seller;

(xiv)
All books, records and other documents in the possession or control of Seller and material to Purchaser’s ownership or operation of the Property, including all permits for the construction and operation of the Property, as-built drawings, and the original plans and specifications;

(xv)
The Warranties, including all related manuals in Seller’s possession, if any; and

(xvi)
Evidence of release and discharge of all Voluntary Liens; provided any discharges to be obtained by or on behalf of Seller from institutional mortgage lenders may be procured and recorded within a reasonable time after the delivery of the deed in accordance with customary local conveying practice and in all cases any such discharge shall be in the usual and customary form and reasonably acceptable to the Title Company.

(b)
At the Closing, the Purchaser, or its permitted assignee, shall do the following:

(i)
Pay to the Title Company the Purchase Price set forth in Section 2.1 subject to the apportionments and credits provided herein;

(ii)
Provide evidence, acceptable to Seller and the Title Company, authorizing the consummation by Purchaser of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Purchaser; and

(iii)
Execute a settlement statement, in form reasonably acceptable to Purchaser and Seller.

(c)
At the Closing, Seller and Purchaser shall execute and deliver such other instruments and documents as may be necessary in order to complete the Closing of the transactions contemplated hereunder, the form and content of which shall be acceptable to the Seller and the Purchaser.

6.2
The Purchaser shall pay the cost of the Owner’s Policy of Title Insurance and the cost of recording the Special Warranty Deed and one half (1/2) of any escrow fee charged by the Title Company. All revenue stamps, transfer taxes applicable to the Special Warranty Deed and recording costs for instruments to be recorded in connection with the release of any mortgages, deeds of trust and other monetary liens and encumbrances on, or relating to, the Property, and one half (1/2) of any escrow fee charged by the Title Company shall be paid by the Seller. All other closing costs shall be allocated between Seller and Purchaser in the customary manner in the county in which the Property is located, for transactions of the type contemplated hereby. Each party shall pay its own attorney’s fees.

7.
PRORATIONS

7.1
Real estate taxes for the real estate tax year in which the Closing occurs, any other assessments, and storm water fees (collectively, “Delayed Billing Items”) shall be apportioned as of the Closing Date between Purchaser and Seller with Seller being responsible for all fees prior to the date of Closing, and Purchaser shall be considered the owner of the Property as of the Closing Date for purposes of all apportionments. If the tax bill for the real estate tax year in which the Closing occurs or any other Delayed Billing Item has not been issued on or before the date of the Closing, the apportionment of taxes or the applicable Delayed Billing Item shall be computed based upon the most recent tax (or other applicable) bill available, the parties shall specify at Closing which Delayed Billing Items, if any, remain for post-Closing re-proration, and Purchaser and Seller shall re-prorate when the final tax (or other applicable) bill is received, which obligation of the parties hereto shall survive Closing and the conveyance of the Property to Purchaser. If, on the date of Closing, bills for the real estate taxes imposed upon the Property for the real estate tax year in which Closing occurs have been issued but shall not have been paid, such taxes shall be paid when due.

8.
POSSESSION

8.1
Purchaser shall be entitled to full and exclusive possession of the Property at Closing, subject only to the Permitted Exceptions.

9.
SURVIVAL

9.1
Except as otherwise expressly set forth herein, all warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and shall survive the Closing hereof for a period of six (6) months. Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be obligated to indemnify Purchaser if (i) Purchaser had knowledge of the material facts giving rise to the subject claim for indemnification prior to the Closing, or (ii) Seller, or any of its representatives or agents, disclosed the material facts giving rise to the subject claim for indemnification prior to the Closing.

10.
COMMISSIONS

10.1
Purchaser warrants and represents to Seller that no realtor, broker, finder, or other intermediary has been involved with or employed by Purchaser in connection with the transaction contemplated by this Agreement, other than Keller Williams (“Purchaser Broker”). Seller warrants and represents to Purchaser that no realtor, broker, finder, or other intermediary has been involved with or employed by Seller in connection with the transaction contemplated by this Agreement other than Samet Properties, LLC (“Seller Broker”). Purchaser agrees to indemnify, hold harmless and defend Seller from and against all claims, loss, liability, cost and expense (including reasonable attorneys’ fees at or before the trial level and any appellate proceedings) arising out of any claim made by Purchaser Broker or any realtor, broker, finder, or any other intermediary who claims to have been engaged, contracted or utilized by the Purchaser in connection with the transaction which is the subject matter of this Agreement. Seller agrees to indemnify, hold harmless and defend Purchaser from and against all claims, loss, liability, cost and expense (including reasonable attorneys’ fees at or before the trial level and any appellate proceedings) arising out of any claim made by Seller Broker or any realtor, broker, finder, or any other intermediary who claims to have been engaged, contracted or utilized by Seller in connection with the transaction which is the subject matter of this Agreement. This indemnification shall survive Closing or any termination of this Agreement and shall not expire as set forth in Article 9 hereof.

11.
FURTHER INSTRUMENTS

11.1
Seller will, whenever reasonably requested by Purchaser, and Purchaser will, whenever reasonably requested by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, and all conveyances, assignments and all other instruments and documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the intent and purposes of this Agreement if the same is in a form reasonably acceptable to such party and its legal counsel as long as such other instruments and documents do not create new liabilities or obligations for Seller.

12.
TERMINATION AND REMEDIES

12.1
If Purchaser defaults in its obligations under this Agreement for any reason except for a default by Seller, Seller shall immediately notify Purchaser in writing and Purchaser shall have ten (10) days to cure the default. If Purchaser fails to cure, Seller shall be entitled as its sole and exclusive remedy to receive and retain the Deposit as liquidated damages, and Seller and Purchaser shall have no further obligations to each other. THE PARTIES AGREE THESE AMOUNTS ARE A FAIR AND REASONABLE MEASURE OF THE DAMAGES TO BE SUFFERED BY SELLER IN THE EVENT OF PURCHASER’S DEFAULT AND THAT THE EXACT AMOUNT THEREOF IS INCAPABLE OF ASCERTAINMENT, AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES THAT WOULD BE SUFFERED BY SELLER IF THE TRANSACTION SHOULD FAIL TO CLOSE AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT AND UNDER THE CIRCUMSTANCES THAT SELLER AND PURCHASER REASONABLY ANTICIPATE WOULD EXIST AT THE TIME OF SUCH BREACH. PURCHASER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT SHALL BE SELLER’S SOLE REMEDY, AT LAW AND IN EQUITY, FOR PURCHASER’S FAILURE TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

12.2
If Seller defaults in Seller’s obligations under this Agreement for any reason except for a default by Purchaser, Purchaser shall immediately notify Seller in writing and Seller shall have ten (10) days to cure the default. If Seller fails to cure, Purchaser may: (i) enforce specific performance of this Agreement and seek recovery for attorneys’ fees and all other costs and expenses incurred relating to such action, provided, however, that if Purchaser brings an action to specifically enforce this Agreement and Seller transfers the Property to a third party or takes such other action such that the remedy of specific performance is impossible or impractical to obtain, Seller shall be liable for any actual damages suffered by Purchaser as a result of such breach up to but in no event more than the sum of (x) the positive difference, if any, between the amount Seller has sold or contracted to sell the Property for to the third party and the Purchase Price hereunder and (y) the amount of Purchaser’s Transaction Costs; (ii) waive such default and consummate the transactions contemplated hereby in accordance with the terms of this Agreement; or (iii) terminate this Agreement and receive a refund of the Deposit and Seller shall reimburse Purchaser’s Transaction Costs, and the parties shall have no further obligation to each other. As used herein, “Purchaser’s Transaction Costs” shall mean the third party costs that Purchaser has incurred in connection with this Agreement and the transaction contemplated hereby, up to but in no event more than One Hundred Thousand Dollars ($100,000.00).

12.3
Notwithstanding the foregoing, Purchaser and Seller hereby waive and release all rights to sue the other party for any consequential, punitive or indirect damages. No shareholders, partners, or members of Purchaser or Seller, nor any of their officers, directors, agents, or employees shall have any personal liability arising out of or in any way related to this Agreement and the transactions contemplated hereby.

13.
RISK OF LOSS

13.1
Risk of Loss. Between the Effective Date and Closing, the risks and obligations of ownership and loss of the Property shall belong to Seller. If any portion of the Property is damaged or destroyed by casualty prior to Closing, Seller shall give Purchaser written notice within five (5) days thereof. In the event of such damage or destruction, Purchaser shall have the right, at Purchaser’s option

(i) to terminate this Agreement by giving written notice to Seller on or before the date that is fifteen (15) days after the date upon which Purchaser receives written notice or (ii) proceed to Closing. If Purchaser elects to terminate this Agreement, the Deposit shall be returned to Purchaser and the parties hereto shall have no further obligations or liabilities under this Agreement except where this Agreement specifically provides that a right, obligation, or liability shall survive the expiration or termination of this Agreement. If Purchaser elects to proceed to Closing, then the Purchase Price shall be reduced by the total of any insurance proceeds received by Seller prior to Closing and any deductible payable under such policy and at Closing, Seller shall assign to Purchaser all rights of Seller in and to any insurance proceeds not yet received by Seller and payable thereafter by reason on the casualty to the extent same are not prorated pursuant to the express terms of this Agreement (e.g. proceeds awards for lost rent). Notwithstanding anything herein to the contrary, in the event the cost of repair for the damage or destruction is less than fifteen percent (15%) of the Purchase Price, the Purchaser is obligated to close and shall receive an assignment of Seller’s insurance proceeds for said cost of repair. If any insurance proceeds paid or payable on account of a fire or other casualty are to be assigned to Purchaser in accordance with the provisions of this Agreement, Seller shall cooperate as reasonably requested by Purchaser to effectuate such assignment (including, if necessary, prosecuting claims in Purchaser’s name or for Purchaser’s benefit at the cost of Purchaser), and Seller’s obligation to so cooperate shall survive the Closing.

13.2
If the whole or any part of the Property or any interest in the Property is taken by condemnation or right or eminent domain prior to Closing or a taking or condemnation or proceeding in lieu thereof is commenced or threatened in writing, then at Purchaser’s option this Agreement shall terminate, in which case the Deposit shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder except where this Agreement specifically provides that a right, obligation, or liability shall survive the expiration or termination of this Agreement. If Purchaser elects not to terminate this Agreement, the transactions contemplated by this Agreement shall be closed in accordance with the terms of this Agreement notwithstanding any such taking, but at Closing Seller shall assign to Purchaser all of Seller’s rights to collect any awards which may be payable as a result of, or to recover against others for, such taking, or if Seller has been paid any awards prior to Closing Seller shall pay all of such awards to Purchaser. Purchaser shall be deemed to have elected to terminate this Agreement under Section 13.2 unless, within ten (10) Business Days from written notice to Purchaser of the condemnation, Purchaser provides Seller with written notice that Purchaser elects to proceed. If the Closing Date would otherwise occur sooner, it shall automatically be extended to the date that is fifteen (15) Business Days after written notice to Purchaser of the taking.

14.
NO ASSUMPTION

Other than the rights and obligations expressly assumed by Purchaser pursuant to the terms of this Agreement, Purchaser is not and is not to be deemed to be, a successor of any Seller, it being understood that Purchaser is acquiring only the Property; and it is expressly understood and agreed that, except as may otherwise be expressly agreed to by Purchaser elsewhere in this Agreement and in the documents delivered at Closing and except with respect to the Property, Purchaser has not and does not hereby assume or agree to assume any liability whatsoever of Seller, including but not limited to any obligations to (or regarding the employment of) any individuals previously or currently employed by Seller in the management, ownership or operation of the Property.

15.
NOTICES

15.1
Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at Closing, shall be in writing and sent by email (with confirmation or acknowledgment of receipt by the designated recipient (which confirmation or acknowledgment may be indicated by a response to the email transmission)) and by prepaid national overnight courier, and shall be deemed to be delivered (a) in the case of email, upon such confirmation of receipt and (b) in the case of a physical delivery, upon delivery thereof or inability to deliver same because of an invalid address and shall be addressed as follows:

If to Purchaser:

ProKidney

3929 Westpoint Blvd, Suite G Winston Salem, NC 27103 Attn: Timothy Lutz 336.748.6240

Email: tim.lutz@prokidney.com

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 555 12th Street NW

Washington, DC 20004

Attn: Matthew T. Simpson, Esq. 202.434.7436

Email: mtsimpson@mintz.com

If to Seller: c/o Samet Corporation

309 Gallimore Dairy Road, Suite 102

Greensboro, NC 27409

Attention: Josh Drye, Development Manager Email: jdrye@sametcorp.com

c/o Collett

1111 Metropolitan Avenue #700 Charlotte, North Carolina 28204 Attention: Michael E. Robbe Email: mrobbe@colletre.com

With copy to: Brian T. Pearce

Nexsen Pruet, LLC

800 Green Valley Road, Suite 500 Greensboro, North Carolina 27408 Email: BPearce@nexsenpruet.com

16.
TAX-FREE EXCHANGE

16.1
Seller and Purchaser acknowledge that the other party may elect to exchange other property of like kind and qualifying use within the meaning of section 1031 of the Internal Revenue Code of 1986 (the “Code”), as amended, and the regulations promulgated thereunder, for fee title in the Property. Seller and Purchaser expressly reserve the right to assign their rights but not their obligations hereunder to a Qualified Intermediary as provided in Code regulation 1.1031(k)-1(g)(4) on or before Closing. Seller and Purchaser agree to cooperate with the other party and to take any reasonable actions requested by such party, at no cost or expense to the non-requesting party, to cause such an exchange to be consummated and to qualify as a like-kind exchange under section 1031 of the Code, including, without limitation, permitting this Agreement to be assigned to a Qualified Intermediary without the release of the exchanging party. Notwithstanding anything to the contrary contained herein, in no event shall any matter relating to the like-kind exchange under section 1031, including Seller’s inability to obtain any benefits of a tax- deferred exchange, relieve the Seller of any of its obligations under this Agreement.

17.
ENTIRE AGREEMENT

This Agreement and the exhibits attached hereto contain the entire agreement between the parties. No modification or amendment of this Agreement shall be of any force or effect unless made in writing and executed by Purchaser and Seller. IN THE EVENT THAT LITIGATION ARISES HEREUNDER IT IS SPECIFICALLY STIPULATED THAT THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NORTH CAROLINA. Further, the

prevailing party in litigation between the parties shall be entitled to recover, as a part of its judgment, reasonable attorneys’ fees, costs and expenses.

18.
MISCELLANEOUS

18.1
This Agreement may be executed in any number of counterparts (including, without limitation, electronic (e.g., PDF counterparts) or Docusign, which together shall constitute the agreement of the parties. The article headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

18.2
This Agreement, and the rights and obligations hereunder, may be assigned by Purchaser at any time to any entity affiliated with Purchaser and of which Purchaser or the principal of Purchaser is in direct control; provided, however, any agreements, waivers or consents made or given by Purchaser under this Agreement shall be binding upon any such assignee, and such assignee shall assume Purchaser’s obligations hereunder. In the event of any such assignment, Seller agrees to close the transaction contemplated hereunder with the assignee of Purchaser.

18.3
Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on Saturday, Sunday or legal holiday under the laws of the State of North Carolina, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

18.4
This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representative, successors and assigns whenever the context so requires or admits.

18.5
The parties’ relationship is an ordinary commercial relationship of buyer and seller of real property, and the parties do not intend to create the relationship of principal and agent, partnership, joint venture or any other special relationship.

18.6
All parties hereto acknowledge that they have had the benefit of independent counsel with regard to this Agreement and that this Agreement has been prepared as a result of the joint efforts of all parties and their respective counsel. Accordingly, all parties agree that the provisions of this Agreement shall not be construed or interpreted for or against any party hereto based upon authorship.

18.7
In the event that any paragraph or portion of the Agreement is determined to be unconstitutional, unenforceable or invalid, such paragraph or portion of this Agreement shall be stricken from and construed for all purposes not to constitute a part of this Agreement, and the remaining portion of this Agreement shall remain in full force and effect and shall, for all purposes, constitute this entire Agreement.

18.8
No Implied Agreement. Each of Purchaser and Seller affirmatively consents and agrees as follows: (1) each party’s electronic signature and/or initials on the Agreement or the exhibits to the Agreement using DocuSign or a similar electronic document execution platform have the same effect as if such party signed or initialed manually in ink, and (2) no correspondence, course of dealing or submission of drafts or final versions of this Agreement between Seller and Purchaser shall be deemed to create any binding obligations in connection with the transaction contemplated hereby, and no contract or obligation on the part of Seller or Purchaser shall arise unless and until this Agreement is fully executed by both Seller and Purchaser. Once executed and delivered by Seller and Purchaser, this Agreement shall be binding upon them notwithstanding the failure of Title Company or any broker or other Person to execute this Agreement.

18.9
Right of First Offer. Seller hereby covenants and agrees that for so long as Seller or any entity affiliated with or under common control with Seller (together, the “Seller Parties”) owns the property known as 7902 Indlea Point, Greensboro, North Carolina, more specifically described in Exhibit D (“7902 Property”), Purchaser shall have a “Right of First Offer” to purchase the 7902 Property. In this regard, prior to the transfer of the 7902 Property or any portion thereof to any third party (or offering the 7902 Property or any portion thereof for sale or transfer to any third party), Seller shall first provide written notice (the “Offer Notice”) to Purchaser that a Seller Party intends to offer the 7902 Property for transfer or sale. Purchaser shall have fifteen (15) days from receipt of the Offer Notice to deliver a written offer (the “First Offer”) to Seller or the applicable Seller Party to purchase the 7902 Property, which First Offer shall include: (i) the price; (ii) other material economic terms and conditions; and (iii) a copy of the proposed purchase agreement, which shall be substantially in the form of this Agreement. Seller shall have fifteen (15) days from receipt of the First Offer to accept or reject the First Offer (or to cause the applicable Seller Party to do so). If Seller or the applicable Seller Party rejects the First Offer, Seller may sell the Property to any third party; provided that the purchase price is not less than ninety percent (90%) of the price set forth in the First Offer. If a Seller Party intends to accept an offer which has a purchase price that is less than ninety percent (90%) of the First Offer (a “Third Party Offer”), Seller shall deliver notice of such Third Party Offer to Purchaser and Purchaser shall have ten (10) business days to provide Seller with notice that Purchaser will purchase the 7902 Property on the terms of the First Offer. If Purchaser does not wish to purchase the 7902 Property pursuant to the terms of the First Offer within ten

(10) business days of receiving the Third Party Offer, then Purchaser shall be deemed to have waived its right to purchase the 7902 Property at the price set forth in the First Offer, and any Seller Party may sell the 7902 Property to such third party. The provisions of this Section shall survive the Closing.

18.10
Confidentiality. Seller and Seller’s Broker agree that without the prior written approval of Purchaser, neither of them shall issue any press release, advertisement, internet posting or other similar announcement, statement or disclosure of this Agreement or the transactions contemplated hereby, whether before or after the Closing, except to the extent otherwise required by law. The provisions of this Section shall survive the Closing or termination of this Agreement.

18.11
Exclusivity. In consideration of the significant time and expense to be devoted by Purchaser to its potential acquisition of the Property, Seller agrees that, during the term of this Agreement, it will negotiate exclusively with Purchaser concerning a potential sale of the Property, it will not market the Property for sale or allow other potential purchasers to inspect or tour the Property, and it has not and will not enter into any agreement to sell the Property to any party other than Purchaser. Notwithstanding anything to the contrary in this Agreement, and in addition to the other rights and remedies of Purchaser set forth in this Agreement, if Seller breaches its obligations under this Section, Purchaser shall have the right to damages, and at Purchaser’s election, injunctive or other equitable relief.

18.12
Effective Date. The Effective Date of this Agreement shall be the date on which the Agreement has been executed by both the Purchaser and Seller.

18.13
The following Exhibits have been attached to this Agreement and incorporated herein by reference:

Exhibit A—Property Description Exhibit B—Service Contracts Exhibit C—Form of Deed

Exhibit D—Description of 7902 Property Exhibit E—Intentionally Omitted

Exhibit F—Form of Bill of Sale, Blanket Conveyance and Assignment Exhibit G—Intentionally Omitted

Exhibit H—Form of Updated Representation Certificate Exhibit I—Intentionally Omitted

Exhibit J—List of Personal Property Exhibit K—List of Warranties

EXECUTED by Purchaser on 3/29/2023 | 5:3. 5:23 AM PDT

PURCHASER:

PROKIDNEY CORP.,

a Cayman Islands exempted corporation

By: /s/ Deepak Jain

Name: Deepak Jain

Title: COO

EXECUTED by Seller on _3/27/2023 | 11:32:.01 AM PDT

SELLER:

73 BCI 2 LLC

a North Carolina limited liability company

By: /s/ Arthur Samet

Name: Arthur Samet

Title: Manager

Limited Joinder by Seller’s Broker

Seller’s Broker is executing this Agreement below solely to confirm its agreement to comply with the terms of Section 18.10 above.

SAMET PROPERTIES, LLC:

By: /s/ Josh Drye

Name: Josh Drye

Title: Broker and development manager

The undersigned hereby accepts this Purchase and Sale Agreement and agrees to perform the functions of Title Company hereunder.

TITLE COMPANY:

OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY

By: /s/ Jay Hedgpeth

Name: Jay Hedgpeth

Title: Vice President

Title Company contact information:

Old Republic National Title Insurance Company 102 West Third Street, Suite 500

Winston-Salem, NC 27101 Attention: Jay Hedgpeth

Email: JHedgpeth@OldRepublicTitle.com Phone: (336) 631-8004

EXHIBIT A PROPERTY DESCRIPTION

BEING ALL OF LOT 2B as shown on that certain plat entitled “FINAL PLAT of LOTS 2A & 2B FOR GREENLEA 68 SITE” recorded in Plat Book 208, Page 70 of the Guilford County Registry.

A-1

EXHIBIT B SERVICE CONTRACTS

NONE

B-1

EXHIBIT C

SPECIAL WARRANTY DEED

Excise Tax $

Tax Lot No.:	Parcel Identifier No.
Verified by	County on the	day of	, 20
by
Mail after recording to:

This instrument was prepared by:

Brief Description for the index
THIS DEED made as of	20 , by and between
GRANTOR		GRANTEE
Enter in appropriate block for each party: name, address, and, if appropriate, character of entity, e.g., corporation or partnership.

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in Township, City of

, County, North Carolina and more particularly described as follows:

That certain parcel of real property more particularly described on Exhibit A attached hereto and incorporated herein by reference (the “Property”).

The Property hereinabove described was acquired by Grantor by instrument recorded in Book at Page , County Registry.

All or a portion of the Property herein conveyed does not include the primary residence of Grantor.

TO HAVE AND TO HOLD the Property and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the matters set forth on Exhibit B.

IN WITNESS WHEREOF, the Grantor has caused this instrument to be signed by its authorized signatory on the day indicated in the notary block below, to be effective as of the date first above written.

, a By: Name: Title:
SEAL-STAMP

State of North Carolina

County of

I certify that the following person personally appeared before me this day, acknowledging to me that s/he voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:

. (Print Name and Title)

Date: , 20

Print/Typed Name:

Notary Public My commission expires:  [Notarial Seal]

Exhibit A to Special Warranty Deed

BEING ALL OF LOT 2B as shown on that certain plat entitled “FINAL PLAT of LOTS 2A & 2B FOR GREENLEA 68 SITE” recorded in Plat Book 208, Page 70 of the Guilford County Registry.

Exhibit B to Special Warranty Deed

[Permitted Exceptions to be included]

DocuSign Envelope ID: 4FC20E32-5E21-4449-B3DB-249D79A51AFA

EXHIBIT D DESCRIPTION OF 7902 PROPERTY

BEING ALL OF LOT 2A as shown on that certain plat entitled “FINAL PLAT of LOTS 2A & 2B FOR GREENLEA 68 SITE” recorded in Plat Book 208, Page 70 of the Guilford County Registry.

D-1

EXHIBIT E

FORM OF NOTICE OF RIGHT OF FIRST OFFER

Prepared by and return to:

STATE OF NORTH CAROLINA )

)

COUNTY OF GUILFORD )

ABOVE SPACE FOR RECORDER’S USE

NOTICE OF RIGHT OF FIRST OFFER

THIS NOTICE OF RIGHT OF FIRST OFFER is made as of this day of , 2023 (this “Notice”) by and between ProKidney Corp., a Cayman Islands exempted company authorized to do business in North Carolina (“Purchaser”) and 73 BCI 2 LLC, a North Carolina limited liability company (“Seller”).

RECITALS

A.
Pursuant to a certain Purchase and Sale Agreement dated [ ] by and between Purchaser and Seller (the “Purchase and Sale Agreement’), Seller granted to Purchaser a right of first offer (the “Right of First Offer”) on the property known as 7902 Indlea Point, Greensboro, North Carolina, more specifically described in Exhibit A attached hereto (“7902 Property”).

B.
Seller and Purchaser wish to give actual and constructive notice of the Right of First Offer.

NOTICE AND AGREEMENT

1.
So long as Seller or any entity affiliated with or under common control with Seller (together, the “Seller Parties”) owns the 7902 Property, Purchaser shall have a right of first offer to purchase the 7902 Property on the terms and conditions set forth in the Purchase and Sale Agreement.

2.
All capitalized terms not otherwise defined in this Notice shall have the meaning given to them in the Purchase and Sale Agreement.

3.
This Notice may be executed in multiple counter parts, each of which constitute an original hereof.

E-1

above.

E-1

IN WITNESS HEREOF, Seller and Purchaser have executed this Notice as of the date set forth [SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE TO NOTICE OF RIGHT OF FIRST OFFER

SELLER:

73 BCI 2 LLC

a North Carolina limited liability company

By: Name: Title:

STATE OF

COUNTY OF

I, , a Notary Public of the County and State aforesaid, certify that

, whose identity has been proven by satisfactory evidence, said evidence being:

I have personal knowledge of the identity of the principal(s)

I have seen satisfactory evidence of the principal’s identity, by a current state or federal identification with the principal’s photograph in the form of a

A credible witness has sworn to the identity of the principal(s).

who is the of 73 BCI 2 LLC, personally appeared before me this day and acknowledged that (s)he is of 73 BCI 2 LLC and that as being duly authorized to do so, voluntarily executed the foregoing instrument on behalf of said company for the purposes stated therein.

WITNESS my hand and notarial seal this the day of , 2023.

[Affix Seal]

Notary Public

My Commission Expires:

SIGNATURE PAGE TO NOTICE OF RIGHT OF FIRST OFFER

Purchaser:

PROKIDNEY CORP.,

a Cayman Islands exempted corporation

By: Name: Title:

STATE OF

COUNTY OF

I, , a Notary Public of the County and State aforesaid, certify that , whose identity has been proven by satisfactory evidence, said evidence being:

I have personal knowledge of the identity of the principal(s)

I have seen satisfactory evidence of the principal’s identity, by a current state or federal identification with the principal’s photograph in the form of a

A credible witness has sworn to the identity of the principal(s).

who is the of PROKIDNEY CORP., personally appeared before me this day and acknowledged that (s)he is of PROKIDNEY CORP. and that as being duly authorized to do so, voluntarily executed the foregoing instrument on behalf of said company for the purposes stated therein.

WITNESS my hand and notarial seal this the day of , 2023.

[Affix Seal]

Notary Public

My Commission Expires:

Exhibit A to Notice of Right of First Offer

BEING ALL OF LOT 2A as shown on that certain plat entitled “FINAL PLAT of LOTS 2A & 2B FOR GREENLEA 68 SITE” recorded in Plat Book 208, Page 70 of the Guilford County Registry.

EXHIBIT F

BILL OF SALE, BLANKET CONVEYANCE AND ASSIGNMENT

This Bill of Sale, Blanket Conveyance and Assignment (this “Assignment”) is executed by

, a (“Assignor”) to and for the benefit of

, a (“Assignee”).

RECITALS

WHEREAS, concurrently herewith Assignor is conveying to Assignee by Special Warranty Deed of even date herewith that certain real property (the “Property”) more particularly described on Exhibit A attached hereto and incorporated herein for all purposes; and

WHEREAS, in connection with the conveyance of the Property, Assignor intends to sell, assign and convey unto Assignee the Assigned Properties (defined below).

NOW, THEREFORE, in consideration of the foregoing and Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor and Assignee hereby act and agree as follows:

1.
Conveyance. Assignor does hereby ASSIGN, TRANSFER, CONVEY, SET OVER and DELIVER to Assignee, its successors and assigns, the following properties (collectively, the “Assigned Properties”):

(a)
Any and all personal property, equipment, appliances, furniture, furnishings, building materials, improvements, and other personalty of whatever kind or character owned by Assignor, lying and being situated at, incidental to, appurtenant to, or associated or used in connection with the ownership, use, operation, repair and maintenance of the Property, including all fixtures and other property affixed thereto, including without limitation, all heating, air conditioning, plumbing, lighting, communications, elevators and kitchen, medical, dental or rehabilitation fixtures, all gas and electric fixtures, appliances and wiring, engines, boilers, elevators, escalators, incinerators, motors, dynamos, heating and air conditioning equipment, sinks, water closets, basins, pipes, electrical systems, faucets, fire prevention and extinguishing apparatus, central music and public address systems, burglar alarms, security systems and equipment, and other furnishings and decor equipment, spare parts, materials, and supplies for the ownership, use, operation, maintenance, and repair of the Property or the personal property referred to herein or both, tools, supplies, and all other personal property owned by Assignor which is located on or is used in connection with the ownership, use, operation, maintenance, or repair of the Property or the personal property referred to herein or both whether tangible or intangible, paving, curbing, trees, shrubs, plants and other improvements and landscaping of every kind and nature (collectively, the “Personalty”).

(b)
Rights in and to trade names and all good will, if any, all certificates, franchises, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, licenses, business licenses, state health department licenses, licenses to conduct business, certificates of need and all other permits, licenses, approvals, authorizations and rights obtained from any governmental, quasi- governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy of the Property, if any and to the extent they are assignable, and all leasing records, leasing applications, tenant credit reports and maintenance and operating records, keys and telephone exchange numbers, if any and to the extent they are assignable.

(c)
To the extent assignable, all of Assignor’s rights in and to (i) all licenses, permits, approvals and similar documents relating to the Property, (ii) all plans, drawings, specifications, surveys, engineering reports, and other technical descriptions relating to the Property, (iii) all warranties and guaranties (express or implied) issued in connection with or arising out of (a) the purchase or repair of all fixtures, fittings, appliances, apparatus, equipment, machinery and other personal property owned by Assignor, if any, and affixed or attached to or placed or situated upon, or used or acquired in connection with the Property, or (b) the construction, alteration, maintenance and repair of any of the improvements located on the Property, and (iv) all other property (real, personal or mixed), owned or held by Assignor which relate to the design, construction, use, leasing, maintenance, service or operation of the Property or Personalty.

The foregoing assignment is made on an “as is, where is, with all faults” basis, and without representation or warranty of any kind by Seller, express or implied. Assignor shall not be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guarantees assigned hereunder.

2.
Counterparts; Governing Law; Successors and Assigns; Authority. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. This Assignment shall be construed and enforced in accordance with and governed by the internal laws of the State of North Carolina. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns. Each of Assignor and Assignee represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individuals signing this Assignment each represent and warrant that he or she is fully empowered and authorized to do so.

3.
Further Assurances. The parties agree to take all such further actions and execute, acknowledge and deliver all such further documents that are reasonably necessary or useful in carrying out the purposes of this Assignment.

[The balance of this page is intentionally left blank]

IN WITNESS WHEREOF, this Assignment is executed as of this day of

, 2023.

ASSIGNOR:

By: Name: Title: Date:

ASSIGNEE:

By: Name: Title: Date:

EXHIBIT A

(to Bill of Sale) Property Description

EXHIBIT H

UPDATED REPRESENTATION CERTIFICATE

The undersigned, as Seller under a Real Estate Purchase and Sale Agreement (“Purchase Agreement”) dated as of , 2023 between (“Seller”) and

(“Purchaser”), does hereby certify to Purchaser that the representations and warranties set forth in Section 4.1 of the Purchase Agreement are hereby reaffirmed as of the date hereof [except as provided on Schedule A attached hereto].

Seller’s liability hereunder shall be subject to the limitations set forth in the Purchase Agreement. Dated as of this day of , 2023.

SELLER

[ ]

By: Name:

Title:

H-1

EXHIBIT J

LIST OF PERSONAL PROPERTY

NONE.

J-1

EXHIBIT K

LIST OF WARRANTIES

K-1

AMENDMENT TO PURCHASE AND SALE AGREEMENT

This AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made effective as of May 26, 2023 (the “Amendment Effective Date”), by and between between ProKidney Corp., a Cayman Islands exempted company (“Purchaser”) and 73 BCI 2 LLC, a North Carolina limited liability company (“Seller”). (Seller and Purchaser are hereinafter jointly referred to as the “Parties.”)

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement effective as of March 29, 2023 (the “Original Agreement”) for the purchase and sale of certain real property located at and commonly known 7901 Indlea Point in the City of Greensboro, Guilford County, North Carolina, and also being identified as Guilford County Parcel ID Number 168016, as more particularly described in the Agreement; and

WHEREAS, Seller and Purchaser desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.
Recitals; Defined Terms; Construction. The above stated recitals are true and correct and are incorporated herein by this reference in their entirety. Capitalized terms which are not defined in this Amendment shall have the same meaning as defined in the Original Agreement. This Amendment shall be deemed a part of and shall take precedence over and supersede any provisions to the contrary contained in, the Original Agreement. Except as expressly modified by this Amendment, all of the provisions of the Original Agreement that are not in conflict with the terms of this Amendment shall remain in full force and effect. All references to “Agreement” in the Original Agreement and in this Amendment shall be deemed to refer to the Original Agreement as amended by this Amendment.

2.
Incentives Period Extension. Notwithstanding anything to the contrary contained in the Original Agreement, the Incentives Period shall end on June 15, 2023.

3.
Closing Date. Notwithstanding anything to the contrary contained in the Original Agreement, the Closing shall take place on or before June 30, 2023.

4.
Ratification. The remaining terms and provisions of the Original Agreement are ratified and confirmed by the Parties and are incorporated into this Amendment by reference as if set forth fully herein. This Amendment, together with the Original Agreement, constitutes the entire understanding of the Parties with regard to the subject matter hereof and as so amended supersedes all prior or contemporaneous discussions, representations, promises, inducements and understandings with respect to the subject matter hereof.

5.
Authority. Each of Purchaser and Seller hereby represents and warrants to the other that (i) the representing party has authority to enter into this Amendment and (ii) the terms, covenants and obligations contained herein are binding upon and enforceable against the representing party.

6.
Execution of Amendment. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute one and the same Amendment. This Amendment may be executed by signatures exchanged between the parties by DocuSign, email “pdf”, or other electronic

K-1

means, and such DocuSign, email “pdf”, or other electronic signatures shall be deemed to constitute fully effective signatures.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

2

[SIGNATURE PAGE TO AMENDMENT TO PURCHASE AND SALE AGREEMENT] PURCHASER:

PROKIDNEY CORP.,

a Cayman Islands exempted corporation

By: /s/ Deepak Jain

Name: Deepak Jain

Title: COO

SELLER:

73 BCI 2 LLC

a North Carolina limited liability company

By: /s/ Arthur Samet

Name: Arthur Samet

Title: Manager

3

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made effective as of June 9, 2023 (the “Second Amendment Effective Date”), by and between between ProKidney Corp., a Cayman Islands exempted company (“Purchaser”) and 73 BCI 2 LLC, a North Carolina limited liability company (“Seller”). (Seller and Purchaser are hereinafter jointly referred to as the “Parties.”)

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement effective as of March 29, 2023 (the “March 29 Agreement”), as amended by that certain Amendment to Purchase and Sale Agreement dated May 26, 2023 (together, the “Original Agreement”) for the purchase and sale of certain real property located at and commonly known 7901 Indlea Point in the City of Greensboro, Guilford County, North Carolina, and also being identified as Guilford County Parcel ID Number 168016, as more particularly described in the Agreement; and

WHEREAS, Seller and Purchaser desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.
Recitals; Defined Terms; Construction. The above stated recitals are true and correct and are incorporated herein by this reference in their entirety. Capitalized terms which are not defined in this Amendment shall have the same meaning as defined in the Original Agreement. This Amendment shall be deemed a part of and shall take precedence over and supersede any provisions to the contrary contained in, the Original Agreement. Except as expressly modified by this Amendment, all of the provisions of the Original Agreement that are not in conflict with the terms of this Amendment shall remain in full force and effect. All references to “Agreement” in the Original Agreement and in this Amendment shall be deemed to refer to the Original Agreement as amended by this Amendment.

2.
Purchase Price Adjustment. Section 2.1 of the March 29 Agremeent is hereby amended by striking the text “TWENTY-FIVE MILLION, SEVEN HUNDRED FIFTY THOUSAND AND 00/100

DOLLARS ($25,750,000.00)” and inserting in its place the text “TWENTY-FIVE MILLION, FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($25,500,000.00)”.

3.
Ratification. The remaining terms and provisions of the Original Agreement are ratified and confirmed by the Parties and are incorporated into this Amendment by reference as if set forth fully herein. This Amendment, together with the Original Agreement, constitutes the entire understanding of the Parties with regard to the subject matter hereof and as so amended supersedes all prior or contemporaneous discussions, representations, promises, inducements and understandings with respect to the subject matter hereof.

4.
Authority. Each of Purchaser and Seller hereby represents and warrants to the other that (i) the representing party has authority to enter into this Amendment and (ii) the terms, covenants and obligations contained herein are binding upon and enforceable against the representing party.

5.
Execution of Amendment. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute one and the same Amendment. This Amendment may be executed by signatures exchanged between the parties by DocuSign, email “pdf”, or other electronic

1

means, and such DocuSign, email “pdf”, or other electronic signatures shall be deemed to constitute fully effective signatures.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

2

3

[SIGNATURE PAGE TO SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT] PURCHASER:

PROKIDNEY CORP.,

a Cayman Islands exempted corporation

By: /s/ Deepak Jain

Name: Deepak Jain

Title: COO

SELLER:

73 BCI 2 LLC

a North Carolina limited liability company

By: /s/ Arthur Samet

Name: Arthur Samet

Title: Manager

4

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

This THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”)

is made effective as of June 15, 2023 (the “Third Amendment Effective Date”), by and between between ProKidney Corp., a Cayman Islands exempted company (“Purchaser”) and 73 BCI 2 LLC, a North Carolina limited liability company (“Seller”). (Seller and Purchaser are hereinafter jointly referred to as the “Parties.”)

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement effective as of March 29, 2023 (the “March 29 Agreement”), as amended by that certain Amendment to Purchase and Sale Agreement dated May 26, 2023 and that certain Second Amendment to Purchase and Sale Agreement dated June 9, 2023 (together, the “Original Agreement”) for the purchase and sale of certain real property located at and commonly known 7901 Indlea Point in the City of Greensboro, Guilford County, North Carolina, and also being identified as Guilford County Parcel ID Number 168016, as more particularly described in the Agreement; and

WHEREAS, Seller and Purchaser desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.
Recitals; Defined Terms; Construction. The above stated recitals are true and correct and are incorporated herein by this reference in their entirety. Capitalized terms which are not defined in this Amendment shall have the same meaning as defined in the Original Agreement. This Amendment shall be deemed a part of and shall take precedence over and supersede any provisions to the contrary contained in the Original Agreement. Except as expressly modified by this Amendment, all of the provisions of the Original Agreement that are not in conflict with the terms of this Amendment shall remain in full force and effect. All references to “Agreement” in the Original Agreement and in this Amendment shall be deemed to refer to the Original Agreement as amended by this Amendment.

2.
Closing Deliveries.

a.
Section 6(a)(ix) of the March 29 Agreement is deleted in its entirety and replaced with the following text:

“(ix) (a) An NCLTA Form 5 Owner Affidavit and Indemnity Agreement, and

(b) an NCLTA Form 6 Waiver and Release of Liens from Samet Corporation with respect to each Notice to Lien Agent filed by Samet Corporation.”

b.
Section 6(a) of the March 29 Agreement is amended by adding a new subsection

(xvii) which reads:

“(xvii) an executed Warranty in the form attached to the Third Amendment to Purchase and Sale Agreement as Exhibit L.”

c.
Section 6(a) of the March 29 Agreement is amended by adding a new subsection

(xviii) which reads:

“(xviii) If, as of the Closing Date, the City of Greensboro has not confirmed that the initial development requirements of the Operation and Maintenance Agreement dated February 17, 2021 have been satisfied and that no further earthmoving or landscaping is required as a condition to issuance of a permanent certificate of occupancy for the Property, an executed Holdback Escrow Agreement in the form attached to the Third Amendment to Purchase and Sale Agreement as Exhibit M, subject to any modifications required by the Escrow Agent and mutually acceptable to the Parties in the exercise of their reasonable discretion.”

d.
Exhibit F to the March 29 Agreement is hereby replaced in its entirety by the Exhibit F attached hereto.

3.
Incentives Period Notice and Closing Date. Upon the full execution and delivery of this Amendment, the Incentives Period Notice shall be deemed to have been timely given, and Purchaser shall have no remaining right to issue the Incentives Termination Notice. The Closing Date shall be June 30, 2023.

4.
Ratification. The remaining terms and provisions of the Original Agreement are ratified and confirmed by the Parties and are incorporated into this Amendment by reference as if set forth fully herein. This Amendment, together with the Original Agreement, constitutes the entire understanding of the Parties with regard to the subject matter hereof and as so amended supersedes all prior or contemporaneous discussions, representations, promises, inducements and understandings with respect to the subject matter hereof.

5.
Authority. Each of Purchaser and Seller hereby represents and warrants to the other that: (i) the representing party has authority to enter into this Amendment and (ii) the terms, covenants and obligations contained herein are binding upon and enforceable against the representing party. The Closing Date shall be

6.
Execution of Amendment. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute one and the same Amendment. This Amendment may be executed by signatures exchanged between the parties by DocuSign, email “pdf”, or other electronic means, and such DocuSign, email “pdf”, or other electronic signatures shall be deemed to constitute fully effective signatures.

7.
Drafts Not Binding. Notwithstanding anything to the contrary contained herein or otherwise discussed among the Parties, the submission of drafts of this Amendment to shall not constitute an offer nor an agreement by either party with respect to the matters described herein. Neither party shall be bound hereto until this document shall have been fully executed and delivered.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

[SIGNATURE PAGE TO THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT]

PURCHASER:

PROKIDNEY CORP.,

a Cayman Islands exempted corporation

By: /s/ Deepak Jain

Name: Deepak Jain

Title: COO

SELLER:

73 BCI 2 LLC

a North Carolina limited liability company

By: /s/ Arthur Samet

Name: Arthur Samet

Title: Manager

EXHIBIT F

BILL OF SALE, BLANKET CONVEYANCE AND ASSIGNMENT

This Bill of Sale, Blanket Conveyance and Assignment (this “Assignment”) is executed by 73 BCI 2 LLC, a North Carolina limited liability company (“Assignor”) to and for the benefit of PROKIDNEY CORP., a Cayman Islands exempted corporation (“Assignee”).

RECITALS

WHEREAS, concurrently herewith Assignor is conveying to Assignee by Special Warranty Deed of even date herewith that certain real property (the “Property”) more particularly described on Exhibit A attached hereto and incorporated herein for all purposes; and

WHEREAS, in connection with the conveyance of the Property, Assignor intends to sell, assign and convey unto Assignee the Assigned Properties (defined below).

NOW, THEREFORE, in consideration of the foregoing and Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor and Assignee hereby act and agree as follows:

1.
Conveyance. Assignor does hereby ASSIGN, TRANSFER, CONVEY, SET OVER and DELIVER to Assignee, its successors and assigns, the following properties (collectively, the “Assigned Properties”):

(a)
Any and all personal property, equipment, appliances, furniture, furnishings, building materials, improvements, and other personalty of whatever kind or character owned by Assignor, lying and being situated at, incidental to, appurtenant to, or associated or used in connection with the ownership, use, operation, repair and maintenance of the Property, including all fixtures and other property affixed thereto, including without limitation, all heating, air conditioning, plumbing, lighting, communications, elevators and kitchen, medical, dental or rehabilitation fixtures, all gas and electric fixtures, appliances and wiring, engines, boilers, elevators, escalators, incinerators, motors, dynamos, heating and air conditioning equipment, sinks, water closets, basins, pipes, electrical systems, faucets, fire prevention and extinguishing apparatus, central music and public address systems, burglar alarms, security systems and equipment, and other furnishings and decor equipment, spare parts, materials, and supplies for the ownership, use, operation, maintenance, and repair of the Property or the personal property referred to herein or both, tools, supplies, and all other personal property owned by Assignor which is located on or is used in connection with the ownership, use, operation, maintenance, or repair of the Property or the personal property referred to herein or both whether tangible or intangible, paving, curbing, trees, shrubs, plants and other improvements and landscaping of every kind and nature (collectively, the “Personalty”).

(b)
Rights in and to trade names and all good will, if any, all certificates, franchises, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, licenses, business licenses, state health department licenses, licenses to conduct business, certificates of need and all other permits, licenses, approvals, authorizations and rights obtained from any governmental, quasi- governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy of the Property, if any and to the extent they are assignable, and all leasing records, leasing applications, tenant credit reports and maintenance and operating records, keys and telephone exchange numbers, if any and to the extent they are assignable.

(c)
To the extent assignable, all of Assignor’s rights in and to (i) all licenses, permits, approvals and similar documents relating to the Property; (ii) all plans, drawings, specifications, surveys, engineering reports, and other technical descriptions relating to the Property; (iii) all warranties and guaranties (express or implied) issued in connection with or arising out of (a) the purchase or repair of all fixtures, fittings, appliances, apparatus, equipment, machinery and other personal property owned by Assignor, if any, and affixed or attached to or placed or situated upon, or used or acquired in connection with the Property or (b) the construction, alteration, maintenance and repair of any of the improvements located on the Property, including without limitation the warranties listed on Exhibit B attached hereto (to the extent such warranties listed on Exhibit B are assignable); and (iv) all other property (real, personal or mixed), owned or held by Assignor which relate to the design, construction, use, leasing, maintenance, service or operation of the Property or Personalty.

The foregoing assignment is made on an “as is, where is, with all faults” basis, and without representation or warranty of any kind by Seller, express or implied. Assignor shall not be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guarantees assigned hereunder.

2.
Counterparts; Governing Law; Successors and Assigns; Authority. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. This Assignment shall be construed and enforced in accordance with and governed by the internal laws of the State of North Carolina. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns. Each of Assignor and Assignee represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individuals signing this Assignment each represent and warrant that he or she is fully empowered and authorized to do so.

3.
Further Assurances. The parties agree to take all such further actions and execute, acknowledge and deliver all such further documents that are reasonably necessary or useful in carrying out the purposes of this Assignment.

[The balance of this page is intentionally left blank]

IN WITNESS WHEREOF, this Assignment is executed as of this day of

, 2023.

ASSIGNOR:

73 BCI 2 LLC,

a North Carolina limited liability company

By: Name: John Collett, Jr.

Title: Manager

Date:

By: Name: Arthur L. Samet

Title: Manager

Date:

ASSIGNEE:

PROKIDNEY CORP.,

a Cayman Islands exempted corporation

By: Name: Title: Date:

6

EXHIBIT A

(to Bill of Sale, Blanket Conveyance and Assignment) Property Description

BEING ALL OF LOT 2A as shown on that certain plat entitled “FINAL PLAT of LOTS 2A & 2B FOR GREENLEA 68 SITE” recorded in Plat Book 208, Page 70 of the Guilford County Registry.

EXHIBIT B

(to Bill of Sale, Blanket Conveyance and Assignment) List of Warranties

Product Warranty	Provider/Vendor
Metal Coil Product	CMP
Red Shield TPO	Allied Roofing
Membrane Only TPO	Allied Roofing
Overhead doors	Haas Door
Dock Seals	4 Front
Levelers	5 Front
Awnings	Charlotte Tent and Awning
Insulating Glass	Trulite
Storefront framing	YKK
Fire Pump	Patterson Pump
see warranty	Zurn
see warranty	Sigma
see warranty	American Flow Control
Workmanship	Allied Roofing
Landscaping	Staniel Key Inc
Caulking	Ace Avant
Final Cleaning	ABS
Electrical Work	Bryant Durham
Door Installations	Central Access

7

8

OH Doors/Dock Eq Installations	Door Systems ASSA ABLOY
Structural Misc Steel	Davidson Steel
HM Doors frames hardware	Division Eight
Masonry Units workmanship	Gilgeours Construction
Painting	North Star Painting
Storefront framing/glass work	Pfaffs
Concrete work	Procon
Metal framing and drywall	Quality Drywall
Stabilization	Ruston Paving
Design Builder/Contractor	Samet
Sprinkler system	Sentry Fire Protection
Grading and Utilities	Smith and Jennings
Domestic Plumbing	Steve Tate and Son Plumbing
HVAC	Systems Contractors

9

EXHIBIT L

FORM OF WARRANTY

Exclusive One-year Warranty and Remedy

1.
Exclusive Warranty For a period of one (1) year following the date on which ProKidney Corp., a Cayman Islands exempted corporation (“ProKidney”) acquires from 73 BCI 2 LLC (“73 BCI 2”), a North Carolina limited liability company, that certain real property located at 7901 Indlea Drive, Greensboro, North Carolina (the “Property”) (such date, the “Effective Date”), Samet Corporation (“Samet”) warrants to ProKidney that the equipment, services and workmanship (the “Work”) provided by Samet, under its contract (the “Contract”) with 73 BCI 2 LLC dated [ ] for work at the Property will conform to the Plans and Specifications attached hereto as Exhibit A. Any work not conforming to the same may be considered defective (the “Defective Work”). In the event of any conflict between this Exclusive Warranty and any other provision or requirement of the Contract, the terms of this Exclusive Warranty shall control. This Exclusive Warranty excludes, without limitation, any defects in the Work caused, in whole or in part, by any abuse, misuse, modification, improper or insufficient maintenance, improper operation, or normal wear and tear of the Work from and after the Effective Date.

2.
Exclusive Remedy For a period of one (1) year following the Effective Date, Samet shall repair or replace the Defective Work. Samet’s obligation to repair or replace the Defective Work provides the sole and exclusive remedy to, and provides the sole and exclusive damages of ProKidney for any cause of action asserted against Samet arising out of or relating to the Work, whether ProKidney seeks to recover from Samet under theories of contract, warranty, tort or any other theory. In no event shall Samet be liable for any special, indirect, incidental, or consequential damages. Notwithstanding anything to the contrary contained herein, the limitations contained herein shall not affect any warranties or guaranties assigned to ProKidney pursuant to that certain Bill of Sale, Blanket Conveyance and Assignment of even date made by 73 BCI 2 LLC.

3.
Claims Deadline Any litigation, arbitration or other claims adjudication process by ProKidney against Samet arising out of or related in any way to the Defective Work or Samet’s’s failure to repair or replace the same, must be initiated by ProKidney within one (1) year after the Effective Date. The parties agree and understand that the requirements stated herein may modify statutes of repose or limitation and agree that the terms stated herein will govern their agreement to the exclusion of such statutes. ProKidney waives all claims against Samet not commenced by filing as set forth above within this one-year period, regardless of when, or whether, ProKidney discovers or provides notice of the Defective Work and regardless of whether said claims are brought for breach of contract, tort, breach of warranty, or otherwise.

IT IS THE MUTUAL INTENT OF PROKIDNEY AND SAMET THAT THE EXCLUSIVE WARRANTY AND EXCLUSIVE REMEDY SET FORTH ABOVE ARE GIVEN BY SAMET IN LIEU OF: (1) ALL OTHER EXPRESS OR IMPLIED WARRANTIES AND REMEDIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND WORKMANLIKE CONSTRUCTION, WHICH ARE HEREBY DISCLAIMED; AND (2) ALL OTHER CONTRACTUAL, EQUITABLE, OR TORT-BASED CAUSES OF ACTION OR REMEDIES WHATSOEVER RELATING TO THE WORK, IT BEING THE EXPRESS INTENT OF THE PARTIES THAT THE OWNER'S SOLE REMEDY WITH RESPECT TO THE WORK IS THIS EXCLUSIVE WARRANTY AND EXCLUSIVE REMEDY.

This the day of June, 2023.

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SAMET CORPORATION,

a North Carolina corporation

By: Name: Title:

Exhibit A to Exclusive One-Year Warranty and Remedy

[To be inserted: files (or reference to files) provided by Brian T. Pearce to Adrianne Zahner via Box on June 6, 2023]

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EXHIBIT M

FORM OF HOLDBACK ESCROW AGREEMENT

HOLDBACK ESCROW AGREEMENT

This HOLDBACK ESCROW AGREEMENT (this “Agreement”) is made as of , 2023 (the “Effective Date”), by and ProKidney Corp., a Cayman Islands exempted company (“Purchaser”) and 73 BCI 2 LLC, a North Carolina limited liability company (“Seller”); and Old Republic National Title Insurance Company (“Escrow Agent”).

RECITALS:

A.
Seller and Purchaser entered into that certain Purchase and Sale Agreement effective as of March 29, 2023 for the purchase and sale of certain real property located at and commonly known 7901 Indlea Point in the City of Greensboro, Guilford County, North Carolina, and also being identified as Guilford County Parcel ID Number 168016, as more particularly described in the Agreement (as amended, the “Purchase Agreement”), pursuant to which Purchaser has purchased from Seller, and Seller has sold to Purchaser, the Property as defined in the Purchase Agreement. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

B.
At Closing, which has occurred simultaneously with the execution of this Agreement on the Effective Date first written above, Seller delivered to Escrow Agent the sum of Fifty Thousand Dollars ($50,000.00) (together with all interest earned thereon, the “Escrow Funds”), which amount the Parties believe to be sufficient to complete the work on the Property the completion of which will permit Seller to deliver the Completion Notice (the “Work”).

C.
Seller and Purchaser are entering into this Agreement to memorialize the terms by which the Escrow Funds shall be held and disbursed in an escrow (the “Holdback Escrow”) by Escrow Agent in accordance with the terms of this Agreement.

D.
Escrow Agent is willing to hold and administer the Holdback Escrow in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Maintenance of Holdback Escrow. The Escrow Agent shall hold the Escrow Funds in escrow, in a federally-insured interest-bearing account, pursuant to the terms and conditions set forth herein. Any interest earned on the Holdback Escrow Funds shall be considered as part of the Escrow Funds. Funds will not be entered into interest-bearing account until Escrow Agent receives required paperwork. In the event Escrow Agent is requested to invest deposits hereunder, Escrow Agent is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of this Escrow Agreement. In case of any suit or proceeding regarding this Escrow Agreement, to which Escrow Agent is or may at any time become a party, it shall have a lien on the Escrow Funds for any and all costs, attorneys’ and solicitors’ fees, whether such attorneys or solicitors shall be regularly retained or specially employed, and any other expenses which it may have incurred or become liable for on account thereof, and it shall be entitled to reimburse itself therefor out of said deposit,

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and the undersigned jointly and severally agree to pay said

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Escrow Agent upon demand all such costs, fees, and expenses so incurred. By its execution and delivery of this Agreement to Seller and Purchaser, Escrow Agent hereby acknowledges that it has received from Seller cash in the amount of the Escrow Funds. Escrow Agent agrees to and shall hold and disburse the funds in the Holdback Escrow, in escrow, in strict accordance with the terms and conditions set forth in this Agreement.

2.
Completion of the Work.

Purchaser agrees to and shall complete the Work, at its sole cost and expense, and deliver the Completion Notice (defined below) no later than October 31, 2023 (the “Work Completion Date”), subject to extension for delays to the extent caused by events of Force Majeure (as hereinafter defined). Seller shall provide written notice to Purchaser that an event of Force Majeure has occurred promptly following the commencement of such event, whereupon Seller shall, as soon as reasonably determinable, and to the extent that the end date of any event of Force Majeure is undetermined at the time written notice thereof is provided to Purchaser, provide an additional written notice to Purchaser of the date that the Force Majeure has ended or is anticipated to end. The term “Force Majeure” shall mean extreme weather events, inability to procure materials or equipment or reasonable substitutes therefor, fire or other casualty, enemy or hostile government actions, riots, insurrection or other civil commotions, or war or other reason of a like nature not at the fault of the party delayed in performing any act as required under the terms of this Agreement. For the avoidance of doubt, a financial inability to perform is not Force Majeure. As used herein “Completion Notice” shall mean written notice from Seller to Purchaser that the Work is complete, accompanied by written confirmation from the City of Greensboro that the initial development requirements of the Operation and Maintenance Agreement dated February 17, 2021 and that no further earthmoving or landscaping is required as a condition to issuance of a permanent certificate of occupancy for the Property and copies of all final invoices and paid receipts therefor. The parties agree that (i) the Escrow Funds represent the maximum amount of money to which Seller will be entitled following completion of the Work, and (ii) that the actual costs for Seller to complete the Work may exceed the Escrow Funds. Seller shall be solely liable and responsible for any and all costs and expenses to complete the Work that are in excess of the Escrow Funds. In no event shall Purchaser be liable to Seller on account of, and Seller shall not be entitled to seek reimbursement from Purchaser for, any costs or expenses to complete the Work. Notwithstanding the foregoing, in the event that Purchaser requests and receives the Escrow Funds, Seller shall be released from the obligation to complete the Work set forth herein.

If, following delivery of a purported Completion Notice from Seller, Purchaser does not agree that the Work has been completed as required hereunder, Purchaser shall provide written notice to Seller (with a copy to Escrow Agent) with respect thereto on or before such date that is five (5) Business Days after receipt of the Completion Notice, whereupon Purchaser and Seller shall engage in good faith efforts to resolve such dispute.

3.
Disbursement of the Holdback Escrow. [Subject to confirmation:Escrow Agent shall perform its duties and obligations under this Agreement without compensation but as an accommodation to Seller and Purchaser. OR: The Seller and the Purchaser shall evenly bear the costs of the Escrow Agent, which are: $ .] The Escrow Agent shall disburse the Escrow Funds as follows:
(a)
To Seller, within five (5) business days after Escrow Agent's receipt of the Completion Notice on or prior to the Work Completion Date (so long as the Completion Notice was contemporaneously delivered to Purchaser in accordance with Section 6 below), unless Escrow Agent receives a written objection from Purchaser to such disbursement prior to the expiration of such five (5) business day period; or

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(b)
At any time, upon receipt of written instructions jointly signed by Purchaser and Seller, the Escrow Agent shall disburse the Escrow Funds in accordance with such written instructions.

Any claim by Purchaser or Seller for disbursement of the Escrow Funds pursuant to Sections 3(a) or 3(b) hereof shall be simultaneously transmitted to the Escrow Agent and the other party in accordance with the provisions of Section 6 hereof.

4.
Responsibility of Escrow Agent. Escrow Agent, so long as it is acting reasonably and in good faith, (a) shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind unless caused by willful misconduct or gross negligence, and shall be entitled to rely and shall be protected in doing so, upon (i) any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so and (ii) the advice of counsel (which counsel may be of the Escrow Agent's own choosing), and (b) shall have no responsibility for the identity, authority or rights of any person or entity executing or delivering or purporting to execute or deliver this Escrow Agreement or for the contents of any writing submitted to it hereunder and shall be entitled reasonably and in good faith to rely without any liability upon the contents thereof and may reasonably and in good faith assume that any person purporting to give any such writing in connection with the provisions of this Escrow Agreement has been duly authorized to do so. Buyer and Seller, jointly and severally, agree to indemnify Escrow Agent and hold it harmless from and against any and all losses, liabilities and expenses (including reasonable attorneys' fees and expenses) incurred by the Escrow Agent arising out of or in connection with the performance of its duties hereunder or any dispute between the parties hereto, except those resulting from the Escrow Agent's willful misconduct or gross negligence.

5.
Notices. Any notices or demands to be given pursuant to this Escrow Agreement shall be effective: (a) upon receipt, when personally delivered, or (b) upon delivery (or rejection of delivery) when sent by FedEx or other nationally recognized overnight courier, or (c) for notices given by Escrow Agent, by email. Any notice given under this Escrow Agreement shall be copied to all others at the email addresses shown below. Either Seller or Purchaser may add additional addresses or change its address for purposes of receipt of any such communication by giving three (3) days prior written notice of such change to the other party in the manner described in this Section 5.

If to Purchaser:

ProKidney

3929 Westpoint Blvd, Suite G Winston Salem, NC 27103 Attn: Timothy Lutz 336.748.6240

Email: tim.lutz@prokidney.com

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 555 12th Street NW

Washington, DC 20004

Attn: Matthew T. Simpson, Esq. 202.434.7436

Email: mtsimpson@mintz.com

With a copy to:

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center

Boston, MA 02111

Attn: Adrianne K. Zahner, Esq. 617.348.4707

Email: azahner@mintz.com

If to Seller: c/o Samet Corporation

309 Gallimore Dairy Road, Suite 102

Greensboro, NC 27409

Attention: Josh Drye, Development Manager Email: jdrye@sametcorp.com

c/o Collett

1111 Metropolitan Avenue #700 Charlotte, North Carolina 28204 Attention: Michael E. Robbe Email: mrobbe@colletre.com

With copy to: Brian T. Pearce Maynard Nexsen PC

800 Green Valley Road, Suite 500 Greensboro, North Carolina 27408 Email: BPearce@maynardnexsen.com

To Escrow Agent: Old Republic National Title Insurance Company

360 Memorial Drive, Suite 100 Chrystal Lake, IL 60014

Attn: Karen Shanahan

Email: KShananhan@OldrepublicTitle.com

6.
In the event the Escrow Funds held by the Escrow Agent hereunder shall be attached, garnished or levied upon under any court order, or if the delivery of such shall be stayed or enjoined by any court order, or if any court order, judgment or decree shall be made or entered affecting such funds or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, after giving at least five (5) business days prior written notice to Buyer and Seller, unless required by law to act sooner, obey and comply with all writs, orders, judgments or decrees, and the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed modified, annulled, set aside or vacated.

7.
Except in the case where Section 3(a) applies, in the event that there shall be a dispute between Buyer and Seller regarding the disposition of the Escrow Funds, the Escrow Agent shall not disburse the Escrow Funds until the Escrow Agent shall have received a final order of a court of competent jurisdiction, from which no appeal can be timely taken, directing delivery of the Escrow Funds, in which event the Escrow Agent shall disburse the Escrow Funds in accordance with such order. In the event that any payment of the Escrow Funds by the Escrow Agent to be made to or for the benefit of Buyer or Seller shall be disputed by either Seller or Buyer, the Escrow Agent may, without liability of any kind to Seller or Buyer, commence an interpleader (or similar, as applicable) action in a court of

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competent jurisdiction or any successor to the jurisdiction thereof and pay the Escrow Funds and deliver any such transactional documents to such court.

8.
Except with respect to the indemnity provided in Section 4, which indemnity shall survive the expiration of this Agreement, this Agreement shall expire upon the final disposition of the Escrow Funds pursuant to this Escrow Agreement.

9.
The duties and obligations of the Escrow Agent shall only be such as are specifically set forth in this Escrow Agreement, as it may be amended from time to time, and no implied duties or obligations of the Escrow Agent shall be read into this Agreement. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to ascertain whether Seller has complied with its obligations hereunder.

10.
This Escrow Agreement may be executed in counterparts, each of which shall constitute an original Agreement, but together shall constitute the same instrument. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing.

11.
This Escrow Agreement may be amended, modified or supplemented but only in a writing signed by the all of the parties.

12.
This Escrow Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided that no assignment of any rights or obligations shall be made by any party without the prior written consent of the other parties. Any attempted assignment of this Agreement not in compliance with this Paragraph 5 shall be null and void ab initio.

13.
This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina without giving effect to the principles of conflicts of law thereof.

14.
The failure of any party at any time or times to require performance of any provision of this Escrow Agreement shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Escrow Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, condition, representation or warranty.

15.
Severability. If any term, condition or provision of this Agreement, or the application thereof to any circumstance or party hereto, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, condition or provision to any other circumstance or party hereto (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

[Remainder of Page Left Intentionally Blank; Signatures Follow on Next Page]

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IN WITNESS WHEREOF, with intent to be legally bound hereby, the parties hereto have executed this Escrow Agreement as of the dates below written.

Seller:

73 BCI 2 LLC

a North Carolina limited liability company

By: Name: Title:

Buyer:

PROKIDNEY CORP.,

a Cayman Islands exempted corporation

By: Name: Title:

Escrow Agent:

Old Republic National Title Insurance Company

By: Name:

Title:

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FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

This FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this

“Amendment”) is made effective as of June 30, 2023 (the “Fourth Amendment Effective Date”), by and between between ProKidney Corp., a Cayman Islands exempted company (“Purchaser”) and 73 BCI 2 LLC, a North Carolina limited liability company (“Seller”). (Seller and Purchaser are hereinafter jointly referred to as the “Parties.”)

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement effective as of March 29, 2023 (the “March 29 Agreement”), as amended by that certain Amendment to Purchase and Sale Agreement dated May 26, 2023, that certain Second Amendment to Purchase and Sale Agreement dated June 9, 2023, and that certain Third Amendment to Purchase and Sale Agreement dated as of June 15, 2023 (together, the “Original Agreement”) for the purchase and sale of certain real property located at and commonly known 7901 Indlea Point in the City of Greensboro, Guilford County, North Carolina, and also being identified as Guilford County Parcel ID Number 168016, as more particularly described in the Agreement; and

WHEREAS, Seller and Purchaser desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.
Recitals; Defined Terms; Construction. The above stated recitals are true and correct and are incorporated herein by this reference in their entirety. Capitalized terms which are not defined in this Amendment shall have the same meaning as defined in the Original Agreement. This Amendment shall be deemed a part of and shall take precedence over and supersede any provisions to the contrary contained in the Original Agreement. Except as expressly modified by this Amendment, all of the provisions of the Original Agreement that are not in conflict with the terms of this Amendment shall remain in full force and effect. All references to “Agreement” in the Original Agreement and in this Amendment shall be deemed to refer to the Original Agreement as amended by this Amendment.

2.
Additional Deposit. Within two (2) business days following the Fourth Amendment Effective Date, Purchaser will deposit with the Title Company an additional earnest money deposit in the amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) (the “Fourth

Amendment Deposit”). The Fourth Amendment Deposit shall, together with the Additional Deposit and the Initial Deposit, constitute the “Deposit” as that term is used in the Agreement.

3.
Closing Date. Notwithstanding anything to the contrary contained in the Agreement, the Closing Date shall be Monday, July 17, 2023, unless Purchaser notifies Seller and the Title Company in writing at least 2 business days in advance that the Closing Date shall occur on a business day earlier than July 17, 2023.

4.
Ratification. The remaining terms and provisions of the Original Agreement are ratified and confirmed by the Parties and are incorporated into this Amendment by reference as if set forth fully herein. This Amendment, together with the Original Agreement, constitutes the entire understanding of the Parties with regard to the subject matter hereof and as so amended supersedes all prior or

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contemporaneous discussions, representations, promises, inducements and understandings with respect to the subject matter hereof.

5.
Authority. Each of Purchaser and Seller hereby represents and warrants to the other that: (i) the representing party has authority to enter into this Amendment and (ii) the terms, covenants and obligations contained herein are binding upon and enforceable against the representing party.

6.
Execution of Amendment. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute one and the same Amendment. This Amendment may be executed by signatures exchanged between the parties by DocuSign, email “pdf”, or other electronic means, and such DocuSign, email “pdf”, or other electronic signatures shall be deemed to constitute fully effective signatures.

7.
Drafts Not Binding. Notwithstanding anything to the contrary contained herein or otherwise discussed among the Parties, the submission of drafts of this Amendment to shall not constitute an offer nor an agreement by either party with respect to the matters described herein. Neither party shall be bound hereto until this document shall have been fully executed and delivered.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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[SIGNATURE PAGE TO FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT]

PURCHASER:

PROKIDNEY CORP.,

a Cayman Islands exempted corporation

By: /s/ Deepak Jain

Name: Deepak Jain

Title: COO

SELLER:

73 BCI 2 LLC

a North Carolina limited liability company

By: /s/ Arthur Samet

Name: Arthur Samet

Title: Manager

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